AGREEMENT, ASSIGNMENT, WAIVER AND ESTOPPEL

This Agreement, Assignment, Waiver and Estoppel (the “Agreement”) is entered into as of September 22, 2020 (the “Effective Date”), by and among:

PETER WHITTEN, an individual residing in the United Kingdom (“Whitton”);

MENTONE, LTD., a corporation organized under the laws of England and Wales (“Mentone”);

CELL SCIENCE HOLDING LTD., a limited liability company organized under the laws of the Republic of Cyprus (“Cell Science”), and its stockholder of record, Evripides Drakos, as trustee (“Drakos”), and the beneficial owners of the stock held in trust by Drakos, namely INTER-M-TRADERS FZ LLC, a company organized under the laws of the Republic of Cyprus (40%) (“Inter-M”), THE OZ CORPORATION, a California corporation (30%) (“OZ”), and Mentone (30%); and

BAKHU HOLDINGS, CORP., a Nevada corporation (“Bakhu”), and its direct and indirect principal and controlling stockholders, namely Cell Science and its stockholders.

RECITALS

A.Whitton is the sole inventor of the Method of Production of Phytocannabinoids for use in Medical Treatments” for which he filed United Kingdom patent application no. 1717554.8 on October 25, 2017, together with related know-how and proprietary information described on Appendix A attached hereto and incorporated herein by reference (collectively, the “Intellectual Property”).

B.Whereas, on October 25, 2017 Whitton executed and recorded an Assignment (the “2017 Assignment”), under which Whitton as the owner of the invention titled “A Method of Production of Phytocannabinoids for Use in Medical Treatment”, as described in United Kingdom patent application no. 1717554.8, assigned to Mentone, all rights including but not limited to the right to obtain patent protection for the invention in the United Kingdom and overseas.

C.Whereas, on July 5, 2018, Mentone, Cell Science and Inter-M, entered into and recorded a Deed (the “2018 Deed”) under which Mentone assigned to Cell Science, all right, title and interest in and to the United Kingdom patent application no. 1717554.8 filed on October 25, 2017 titled “A Method of Production of Phytocannabinoids for Use in Medical Treatment.”

D.Whereas, 2018 Deed states that Mentone agreed to assign the patent under the 2018 Deed pursuant to the JV Agreement between Inter-M and Mentone dated December 22, 2017 (the “JV Agreement”).

E.Whereas, Section 2.1 of the 2018 Deed references that the assignment is pursuant to the for consideration set out in the JV Agreement and subject to Section 5 of the 2018 Deed which provides that Mentone has a right of reversion in the event of certain events and in the event of default by Inter-M under the JV Agreement.

F.Whereas, on October 5, 2018, Cell Science filed PCT (Patent Cooperation Treaty) application No. 2018/077149 relating to United Kingdom patent application no. 1717554.8, and the invention titled A Method of Production of Phytocannabinoids for Use in Medical Treatment.

G.Whereas, on December 20, 2018, Cell Science and Bakhu are parties to that certain Patent and Technology License Agreement, dated December 20, 2018, which on December 31, 2019, was merged with and into the Amended and Restated Patent and Technology License Agreement (the “Restated License”), which in turn was amended by that certain Amendment to the Restated License (collectively, the “Amended Restated License”). Pursuant to the Amended Restated License, Cell Science granted to Bakhu, free and clear of any and all liens, restrictions, claims, and encumbrances, a fully paid, exclusive, royalty-free, perpetual, irrevocable right and license, with the right to sublicense, the Intellectual Property in the fields of: (a) producing and manufacturing cannabis sativa and cannabinoids (collectively, “Cannabis”) and their byproducts for sale and use at retail or wholesale where permitted, including food additives, edibles, and hemp variations of the foregoing; (b) Cannabis-related research, teaching, and education for both medical and other purposes; and (c) all medical uses and applications of Cannabis, in the territory of any and all countries in the continent of North America (defined as the United States of America, Canada, and Mexico), all countries in the Caribbean Sea, and all countries north of the Panama/Columbia border (including the entire nation of Panama), all on the terms and subject to the conditions set forth in the Amended Restated License  (collectively, the “Bakhu Licensed Technology”).

H.Whereas, in consideration of the Amended Restated License and the Bakhu Licensed Rights, on December 20, 2018, Bakhu agreed to issue to Cell Science 210,000,000 shares of Bakhu common stock to be held, subject to possible adjustment and return as provided in the Amended Restated License.

I.Whereas, on February 26, 2019, Whitton executed a Worldwide Assignment (the “2019 Assignment” ) under which Whitton confirmed the prior assignment of patent application no. 1717554.8, and further assigned to Cell Science, all right, title and interest in and to United States patent application no. 16/290,708, filed on March 1, 2019.

J.Whereas, the parties desire to ratify, acknowledge and confirm: (1) the assignment of the Intellectual Property by Whitton and Mentone to Cell Science, (2) that Cell Science is the sole ownership of the Intellectual Property, and (3) the license by Cell Science, as Licensor of the Intellectual Property and the Bakhu Licensed Technology, to Bakhu, as licensee, pursuant to the Amended Restated License.

AGREEMENT

NOW, THEREFORE, upon the foregoing premises which are incorporated herein by reference, and for valuable consideration, the receipt and sufficient of which is acknowledged, it is hereby agreed as follows:

1.Agreement, Waiver, Assignment and Estoppel by Mentone and Whitton.

1.1Mentone and Whitton hereby confirm and agree that pursuant to the 2017 Assignment, the 2018 Deed and the 2019 Assignment (collectively the “Prior Assignments”), they have transferred, conveyed and assigned, to Cell Science, and by way of further assurance pursuant to this Agreement, do hereby transfer, convey and assign to Cell Science, any and all of their respective rights, title and interest, worldwide, in and to the Intellectual Property.

1.2Notwithstanding the terms and provisions as set forth in the Prior Assignments, any agreement executed pursuant to the Prior Assignments, the JV Agreement or any other agreement by and between Inter-M, Cell Science, Mentone or Whitton, to the contrary, Mentone, and Whitton hereby waive any breach or default under the Prior Assignments, any agreement executed pursuant to the Prior Assignments or the JV Agreement, and waive any right of reversion or other claim to regain any right, title or interest in the Intellectual Property.

1.3Mentone and Whitton hereby certify to Inter-M, Cell Science, Bakhu, and their stockholders and respective successors and assigns, that (a) there is no existing default or unfulfilled obligations on the part of Inter-M or Cell Science under the Prior Assignments, any agreement executed pursuant to the Prior Assignments, the JV Agreement or any other agreement by and between the parties; (b) the Intellectual Property is owned and enjoyed by Cell Science absolutely, free and clear of any right of reversion or any other claim; (c) there are no actions, voluntary or involuntary, pending against Mentone or Whitton under the bankruptcy laws of the United States or equivalent laws of any foreign jurisdiction, for debtor relief, and (d) that there are no existing, pending or threatened lawsuits by or between Mentone, Whitton, Inter-M, or Cell Science affecting the Intellectual Property.

2.Agreement, Waiver and Estoppel by Inter-M and Cell Science.

2.1Intern-M and Cell Science hereby certify to Bakhu, and its stockholders, successors and assigns, that Cell Science is the sole, absolute owner of the Intellectual Property, free and clear of any right of reversion or any other claims or licenses that would be adverse to the license granted to Bakhu.

2.2Intern-M and Cell Science further certify to Bakhu, and its stockholders, successors and assigns, that (a) the Amended Restated License is not in default and is valid and in full force and effect on the date hereof and has not been further amended, modified, supplemented, extended, renewed or assigned by Intern-M or Cell Science; (b) the Amended Restated License represents the entire agreement between Cell Science and Bakhu with regard to the license of the Bakhu Licensed Technology on the date hereof; (c) on the date hereof there is no existing default or unfulfilled obligations on the part of Bakhu in any of the terms and conditions of the Amended Restated License, (d) there are no actions, voluntary or involuntary, pending against Inter-M or Cell Science under the bankruptcy laws of the United States or equivalent laws of any foreign jurisdiction, for debtor relief, (e) there are no existing, pending or threatened lawsuits by or between Inter-M, Cell Science, Mentone or Whitton affecting the Intellectual Property, and (f) there are no existing, pending or threatened lawsuits by or between Cell Science and Bakhu relating directly or indirectly to the Amended Restated License, to use the Bakhu Licensed Technology.

3.Agreement, Waiver and Estoppel by Bakhu.

3.1Bakhu hereby confirms and agrees that Cell Science is the sole, absolute owner of the Intellectual Property and Bakhu Licensed Technology that are the subject of the Amended Restated License, subject only the rights granted to Bakhu under the Amended Restated License in the field and the territory described therein.

3.2Bakhu further certifies to Cell Science, and its successors and assigns, that (a) the  Amended Restated License is not in default and is valid and in full force and effect on the date hereof; (b) the Amended Restated License represents the entire agreement between Cell Science and Bakhu with regard to the license of the Bakhu Licensed Technology on the date hereof; (c) on the date hereof there is no existing default or unfulfilled obligations on the part of Cell Science in any of the terms and conditions of the Amended Restated License, (d) there are no actions, voluntary or involuntary, pending against Bakhu under the bankruptcy laws of the United States or equivalent laws of any foreign jurisdiction, for debtor relief, (e) there are no existing, pending or threatened lawsuits by or between Bakhu and Cell Science relating directly or indirectly to the Amended Restated License, and license to use the Bakhu Licensed Technology.

4.Representations of Mentone and Whitton.  Each of Mentone, and Whitton, respectively represent and warrant to Inter-M, Cell Science and Bakhu, as follows.

4.1Organization and Power. Mentone is a corporation duly organized, validly existing and in good standing under the laws of England and Wales.

4.2Directors and Stockholders. Whitton, Geoffrey Dixon and Karl Watkin are all of the directors of Mentone, each of whom has been duly elected and qualified, and together own, beneficially and of record, all of the outstanding voting equity securities of Mentone, free and clear of any claims, restrictions or encumbrances.

4.3Authorization; No Breach; Valid and Binding Agreement.

(a)Each of Mentone and Whitton had full power and authority to execute and deliver all Prior Assignments, any agreement executed pursuant to the Prior Assignments or any other agreement by and between the parties.

(b)Each of Mentone and Whitton has full power and authority to execute and enter into, this Agreement, and to consummate the transactions contemplated by this Agreement.  This Agreement is a legal, valid and binding agreement of Mentone and Whitton enforceable against them in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors’ rights. Mentone has obtained approval by its Directors for the execution of this Agreement and the consummation of the transactions contemplated hereby.  Other than the approved and consent of Whitton and the directors of Mentone, no consent, authorization, order or approval is required in connection with the execution and delivery of this Agreement, by Mentone and Whitton.

(c)The execution, delivery, and performance by Mentone and Whitton, of this Agreement will not violate, conflict with, result in any breach of, or constitute a default under (i) Mentone’s organizational documents, or (ii) any law or (iii) result in the imposition of any lien of claim against the Intellectual Property.

5.Representations of Inter-M and Cell Science.  Each of Inter-M and Cell Science, respectively represent and warrant to Mentone, Whitton and Bakhu, as follows:

5.1Organization and Power. Inter-M is a company duly organized, validly existing and in good standing under the laws of the Republic of Cyprus.  Cell Science is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Cyprus.

5.2Directors and Stockholders. Petros Charalambous is the sole director and Secretary of Cell Science, and has been duly elected and qualified. Drakos holds of record all of the outstanding voting equity securities of Cell Science in trust for all of the beneficial owners, namely Inter-M (40%), OZ (30%), and Mentone (30%), free and clear of any and all claims, restrictions or encumbrances.

5.3Authorization; No Breach; Valid and Binding Agreement.

(a)Each of Inter-M and Cell Science had full power and authority to execute and deliver all Prior Assignments, any agreement executed pursuant to the Prior Assignments or any other agreement by and between the parties.

(b)Each of Inter-M and Cell Science has full power and authority to execute and enter into, this Agreement, and to consummate the transactions contemplated by this Agreement.  This Agreement is a legal, valid and binding agreement of Inter-M and Cell Science enforceable against them in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors’ rights.  Each of Inter-M and Cell Science has obtained approval by its Directors for the execution of this Agreement and the consummation of the transactions contemplated hereby.  Other than the approved and consent of their Directors, no consent, authorization, order or approval is required in connection with the execution and delivery of this Agreement, by Inter-M and Cell Science.

(c)The execution, delivery, and performance by Inter-M and Cell Science of this Agreement will not violate, conflict with, result in any breach of, or constitute a default under (i) their respective organizational documents, or (ii) any law or (iii) result in the imposition of any lien of claim against the Intellectual Property.

6.Representations of Bakhu.  Bakhu represents and warrants to Inter-M, Cell Science, Mentone and Whitton, as follows.

6.1Organization and Power. Bakhu is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

6.2Authorization; No Breach; Valid and Binding Agreement.

(a)Bakhu had full power and authority to execute and deliver the Amended Restated License.

(b)Bakhu has full power and authority to execute and enter into, this Agreement, and to consummate the transactions contemplated by this Agreement.  This Agreement is a legal, valid and binding agreement of Bakhu enforceable against Bakhu in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors’ rights.  Bakhu has obtained approval by its Board of Directors for the execution of this Agreement and the consummation of the transactions contemplated hereby.  Other than the approved and consent of its Board of Directors, no consent, authorization, order or approval is required in connection with the execution and delivery of this Agreement, by Bakhu.

(c)The execution, delivery, and performance by Inter-M and Cell Science of this Agreement will not violate, conflict with, result in any breach of, or constitute a default under (i) their respective organizational documents, or (ii) any law or (iii) result in the imposition of any lien of claim against the Intellectual Property.

7.Agreements and Acknowledgments of Non-Bakhu Parties.  All parties to this Agreement other than Bakhu (jointly and severally, the “Non-Bakhu Parties”) further covenant, agree and acknowledge as follows:

7.1Release. The Non-Bakhu Parties, on behalf of themselves and their predecessors, successors, assigns, officers, directors, managers, shareholders, agents, trust beneficiaries, trustees, and representatives, and each of them, hereby release and discharge Bakhu, and its officers, directors, shareholders, attorneys, employees, and representatives (collectively the “Bakhu Releasees”) from any and all claims to ownership to the Intellectual Property and the Bakhu Licensed Technology, or any part thereof, based  on any claims or causes of action, known or unknown, suspected or unsuspected, and in whatever legal theory or form, at law or in equity, that the Non-Bakhu Parties may now have or may hereafter accrue, arising from, out of, or in any way connected with all prior assignments, transfers, conveyances, recordings, negotiations, courses of dealing, duties, representations, expectations, agreements, arrangements, or transactions between the parties involving legal or equitable ownership of the Intellectual Property and the Bakhu Licensed Technology, or any interest therein, including any act or failure to act or statement or omission by Bakhu or that otherwise exist as of the date of this Agreement, saving and excepting only claims for the full and complete recovery and collection of consideration that passed or was by agreement to pass from any Non-Bakhu Party to another Non-Bakhu Party to induce any transfer of any right to the Intellectual Property, the Bakhu Licensed Technology or related technology. In no case shall any claim for failure or lack of consideration impair or affect in any matter whatsoever the validity of any underlying transfer or conveyance.

7.2Challenges Prohibited. If any Non-Bakhu Party in any manner, directly or indirectly, attempts to contest or oppose the validity of any purported transfer by them or on their behalf any other Non-Bakhu Party or the Bakhu or commences or prosecutes any legal proceedings to challenge the validity of this Agreement, then in such event such Non-Bakhu Party that takes such action or position shall forfeit its or his share of any consideration that has passed or is yet to pass in consideration of any related conveyance of the Intellectual Property, the Bakhu Licensed Technology or any interest therein.

7.3Special Acknowledgment. Each Non-Bakhu Party acknowledge that Bakhu is a publicly held corporations with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with an active public trading market for its common stock. The representations, warranties, covenants, agreements, releases, and waivers set forth in this Agreement are being reasonably relied on by Bakhu in its reports and registration statements filed and to be filed with the Securities and Exchange Commission under the Exchange Act and the Securities Act of 1933, as amended (the “Securities Act”), and in releasing information that may be reasonably relied on my public members of the investment community.  Further, each Non-Bakhu Party expects to receive direct or indirect financial benefits resulting from the Non-Bakhu Party’s direct or indirect ownership of Bakhu common stock, interests therein, or the proceeds therefrom. Under the Exchange Act and the Securities Act, each Non-Bakhu Party may be deemed to be in “control” of Bakhu, as the term “control” is defined under the Exchange  Act and the Securities Act, because such Non-Bakhu Party has or shares, directly or indirectly, alone or with others, investment or voting power over 10% or more of the voting securities of Bakhu.  As a result of the financial benefits to be derived by each Non-Bakhu party and its or his control relationship with Bakhu, each Non-Bakhu Party may be deemed liable to third parties and regulatory authorities for Bakhu’s violations of the Exchange Act or the Securities Act.

8.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

9.Governing Law; Venue.  This Agreement shall be construed and enforced in accordance with and governed by the laws of California (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

10.Jurisdiction; Venue. Each of the parties hereto hereby consents to the jurisdiction of all state and federal courts located in Los Angeles, California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief, or any proceeding to enforce any arbitral decision or award.  Each party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this section, or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

11.Waivers of Jury Trial.   To the fullest extent permitted by applicable law the parties hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, or any of the transactions contemplated hereby, and any counterclaim therein.  For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

12.Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

13.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

*** Signature Page Follows ***

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized representative of each of the Parties, effective as of the Effective Date first above written.

Inter-M Traders FZ LLC

Dated: _________________________________________________________________

By:  Petros Charalambous

Title:  Director and Secretary

Cell Science Holding Ltd.

Dated: _________________________________________________________________

By:  Petros Charalambous

Title:  Director and Secretary

Dr. Peter Whitton

Dated: _________________________________________________________________

Peter Whitton, individually

Mentone Ltd.

Dated: _________________________________________________________________

By: Peter Whitton

Title: Director of Mentone Ltd.

Dated: _________________________________________________________________

By: Geoffrey Dixon

Title: Director of Mentone Ltd.

Bakhu Holdings, Corp.

Dated: _________________________________________________________________

By: Thomas K. Emmitt

Title:  President

The OZ Corporation

Dated: _________________________________________________________________

By: John R. Munoz

Title:  President

Appendix A to

Agreement, Assignment, Waiver and Estoppel

Dated September 22, 2020

DESCRIPTION OF

INTELLECTUAL PROPERTY

1.For purposes of this Appendix A, the following terms have the meanings indicated:

“Affiliate” means any business entity more than 50% owned by Licensee, any business entity that owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

“Field” means: (a) the production and manufacturing of cannabis sativa and cannabinoids (collectively, “Cannabis”) and their byproducts for sale and use at retail or wholesale where permitted, including, without limitation, food additives, edibles, and hemp variations of the foregoing; (b) Cannabis-related research, teaching, and education for both medical and other purposes; and (c) all medical uses and applications of Cannabis.

“Inventor” means Dr. Peter Whitton.

“Regulatory Approval” means the approval by the Regulatory Authority needed for a particular national jurisdiction to market, sell, and/or use the Licensed Science in a particular national jurisdiction.

“Regulatory Authority” means the governmental authority responsible for granting any necessary licenses or approvals for the marketing, sale, and/or use of the Licensed Science in a particular national jurisdiction.

“Sublicensee” means any person to whom an express sublicense has been granted to the Patent and Technology Rights to use and/or commercialize the Licensed Science. For clarity, a third-party wholesaler or distributor that has no significant responsibility for marketing and promotion of the Licensed Product or Licensed Service within its distribution Territory or Field (i.e., the third-party simply functions as a reseller), and that does not pay any consideration to Licensee or an Affiliate for such wholesale or distributor rights, will not be deemed a Sublicensee. This definition does not limit Licensee’s rights to grant or authorize sublicenses under the Patent and Technology License.

“Territory” means any and all countries in the continent of North America (defined as the United States of America, Canada, and Mexico), all countries in the Caribbean Sea, and all countries north of the Panama/Columbia border (including the entire nation of Panama).

“Valid Claim” means: (a) a claim of an issued and unexpired patent included within the Patent and Technology Rights unless the claim has been held unenforceable or invalid by the final, unreversed, and unappealable decision of a court or other governmental body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or finally determined by the relevant governmental authority to be invalid, unpatentable, or unenforceable, whether through reissue, reexamination, disclaimer, or otherwise; or (b) a claim contemplated to be filed, or contained in a pending patent application, within the Patent and Technology Rights to the extent the claim continues to be prosecuted in good faith.

Appendix A - Page 1 of 3

2.The Patent and Technology Rights include all of the following:

(a)all patents and patent applications (including provisional applications) consisting of:

Application No.	Title	Filing Date	Jurisdiction

1717554.8	A Method of Production of Phytocannabinoids for use in Medical Treatments	10/25/2017	United Kingdom
16/290,708	A Method of Production of Phytocannabinoids for use in Medical Treatments	3/1/2019	United States
2018/077149	A Method of Production of Phytocannabinoids for use in Medical Treatments	10/5/2018	Patent Cooperation Treaty

(b)all patent applications filed either from such patents or patent applications or from an application claiming priority from either of these, including continuations, continuations-in-part, divisionals, converted provisionals, continued prosecution applications, and substitute applications;

(c)all non-provisional patent applications that claim priority to any of the provisional applications listed above, provided that the claims of such non-provisional applications are entitled to claim priority to such provisional applications;

(d)all divisionals, continuations, and continuations-in-part of the non-provisional patent applications identified in (a), (b), and (c) above, provided that the claims of such continuations-in-part are entitled to claim priority to at least one of the patent applications identified in (a) or (b) above;

(e)all reissues, reexaminations, extensions, and foreign counterparts of any of the patents or patent applications identified in (a), (b), (c), or (d) above;

(f)any patents that issue with respect to any of the patent applications listed in (a), (b), (c), (d), or (e), any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, renewals, reissues, reexaminations, and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b), (c), (d), or (e);

(g)any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation, or introduction patent or registration patent or patents of addition to any of such foregoing patents or patent applications; and

(h)any other patents and patent applications that dominate the foregoing patents.

3.All “Technical Information,” consisting of Licensor’s rights in technical information, Know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, or data created by Inventor within the Field which are not covered by a Valid Claim, but which are necessary for practicing inventions claimed in patents and/or patent pending listed in the definition of Patent and Technology Rights. Without limitation, the parties expressly agree that the definition of

Appendix A - Page 2 of 3

Technology Information is to include all trade secrets developed by the Inventor, other inventors and other parties under their direction.

4.All “Improvements,” consisting of all of the following to the extent made, licensed, or acquired by Licensor during the term of the Amended and Restated Patent and Technology License Agreement: (a) an improvement upon or modification to the inventions and discoveries disclosed or claimed in any of the Patent and Technology Right, including any improved, redesigned, or modified version of the Licensed Product or Licensed Service; (b) an improvement upon or modification to any of the Technology Rights, including without limitation changes to any of or additions to the production processes; or (c) the use, without substantial modification, of Licensed Product or Licensed Service to perform a function not initially intended for it.

5.All “Licensed Process,” consisting of a method or process whose practice or use is covered by a Valid Claim and/or incorporates or uses a claim in any of the Patent and Technology Rights or a method in any of the Technology Rights.

6.All “Licensed Product,” consisting of any product or component: (a) the manufacture, use, sale, offer for sale, or import of which is covered by a Valid Claim, and/or incorporates or uses a claim in any of the Patent and Technology Rights or a method in any of the Technology Rights; or (b) that is made using a Licensed Process.

7.All “Licensed Science,” consisting of anything and everything encompassed by the Licensed Process, the Licensed Product, and the Licensed Service collectively.

8.All “Licensed Service,” consisting of a service using a Licensed Product or the practice of a Licensed Process. For clarity, nonprofit research and development of Licensed Products by Licensee and its Affiliates or Sublicensees do not constitute a Licensed Service.

9.All “Know-how” consisting of any nonpublic information, ideas, data, inventions, works of authorship, trade secrets, technology, or materials, including formulations, molecules, assays, reagents, compounds, compositions, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, and whether stored or transmitted in oral, documentary, electronic, or other form, including all documents required by any Regulatory Authority or for Regulatory Approval. Know-how also includes all unpatented information and data that are, as of the Effective Date or become during the Amended and Restated Patent and Technology License Agreement term controlled by Licensor, including discoveries, Improvements, processes, formulas, inventions, and trade secrets, to the extent necessary or useful for the development, manufacture, and commercialization of Licensed Product. Know-how does not include any Patent and Technology Rights. Know-how also includes, other than marketing rights and marketing approvals transferred to Licensee, all marketing authorizations and marketing approvals granted by Regulatory Authorities to Licensor for the marketing of Licensed Products in the Territory, which will be deemed to be embodiments of data and Know-how.

10.All “Technology Rights,” consisting of Licensor’s rights in Technical Information, Know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, or data created by Inventor within the Field that are not covered by a Valid Claim, but which are necessary for practicing inventions claimed in patents and/or patents pending listed in the definition of Patent and Technology Rights. Without limitation, the parties expressly agree that the definition of Technology Rights is to include all trade secrets developed by the Inventor, other inventors and other parties under their direction.

Appendix A - Page 3 of 3